EXHIBIT 23.1

CONSENT OF STONEFIELD JOSEPHSON, INC., INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-1 No. 333-114451 and Forms S-3 Nos. 333-82934, 333-89840, 333-105288 and 333-110197) of IntraBiotics Pharmaceuticals, Inc. and in the related prospectuses, and in the Registration Statements (Forms S-8 Nos. 333-40524, 333-65616, 333-101632, 333-108096 and 333-117140) pertaining to the Amended and Restated 1995 Stock Option Plan, the 2000 Equity Incentive Plan, the 2000 Employee Stock Purchase Plan, the 2002 Non-Officer Equity Incentive Plan, the 2004 Stock Incentive Plan and option agreements with Kathleen D. LaPorte and Ernest Mario Ph.D., of IntraBiotics Pharmaceuticals, Inc. of our report dated February 11, 2005, with respect to the financial statements of IntraBiotics Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                    /s/ Stonefield Josephson, Inc.

San Francisco, California
March 7, 2005